UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 17, 2024

First Business Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Charmany Drive Madison, Wisconsin (Address of principal executive offices)	53719 (Zip code)

(608) 238-8008

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FBIZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b- 2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2024, Carol P. Sanders resigned from the Board of Directors of First Business Financial Services, Inc. (the “Company”), effective immediately. Ms. Sanders served as the Chair of the Audit Committee and a member of the Compensation Committee of the Board of Directors. Ms. Sanders’s resignation was not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

Item 8.01.	Other Events.

In connection with the resignation of Ms. Sanders described under Item 5.02, above, the Board of Directors of the Company appointed Ralph R. Kauten to the role of Chair of the Audit Committee of the Board, appointed Jerry L. Kilcoyne, the Chair of the Board of Directors, to the Audit Committee, and appointed W. Kent Lorenz to the Compensation Committee. Mr. Kauten qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. In addition, the Board reduced the number of seats on the Board of Directors from nine to seven to eliminate the vacancies created by the resignation of Ms. Sanders and the recent passing of Board member John J. Harris.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2024	FIRST BUSINESS FINANCIAL SERVICES, INC.

	By:	/s/ Brian D. Spielmann
Brian D. Spielmann
Chief Financial Officer